EXHIBIT 99

                     MODINE MANUFACTURING COMPANY
                   2002 INCENTIVE COMPENSATION PLAN


     1. PURPOSE. The Modine Manufacturing Company 2002 Incentive Compensation Plan (the "Plan") is intended to provide incentives which will attract and retain highly competent persons as officers and key employees of Modine Manufacturing Company (the "Company") and its majority owned subsidiaries by providing them with opportunities to acquire Common Stock of the Company ("Common Stock"), receive monetary payments based on the value of such shares pursuant to the stock-based benefits described herein, or receive cash or Common Stock bonuses, also described herein (collectively "Benefits").

     2. ADMINISTRATION.

        (a) Procedure.  The Board of Directors of the Company  shall
            ---------
supervise and administer the Plan. Any questions of interpretation of the Plan or of any Benefits issued under it shall be determined by the Board and such determination shall be final and binding upon all persons.

        (b) Committee.  Any or all powers and discretion vested in the
            ---------
Board under this Plan may be exercised by a committee (the "Committee") of at least two members of the Board who are "Non-Employee Directors" as defined in Rule 16 b-3 of the Securities and Exchange Act of 1934 (the "Exchange Act") and Section 162(m) of the Internal Revenue Code.
A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members.

        (c) Powers of the Board.  Subject to the provisions of the
            -------------------
Plan, the Board or Committee shall have the authority, in its discretion: (i) to grant or award Benefits under the Plan consistent with the purposes of the Plan; (ii) to determine, in accordance with the provisions of the Plan, the fair market value of the Common Stock;
(iii) to determine, in accordance with the provisions of the Plan, the exercise price per share of options to be granted; (iv) to determine the employees to whom, and the time or times at which, options or other Benefits shall be granted and the number of shares to be represented by each option or other Benefit; (v) to interpret the Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each option or other Benefit granted or awarded (which need not be identical) and, with the consent of the holder thereof, modify or amend each option or other Benefit; (viii) to reduce the exercise price per share of outstanding and unexercised options; (ix) to accelerate or defer (with the consent of the optionee) the exercise date of any option; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant or award of an option or other Benefit; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

        (d) Effect of Decisions.  All decisions, determinations, and
            -------------------
interpretations of the Board, or the Committee, as the case may be, shall be final and binding on all participants and any other holders of any Benefits granted or awarded under the Plan.

        (e) Section 16 Compliance.  With respect to persons subject to
            ---------------------
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision, application or interpretation of the Plan or action by the Committee is inconsistent with this intent, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. In addition, to the extent a participant (who is also a Reporting Person under Rule 16b-3 or its successors) engages in an opposite-way transaction within six months that jeopardizes the exemption, it shall be deemed null and void.

     3. PARTICIPANTS; GENERAL TERMS AND CONDITIONS.

        (a) Employees.  Participants will consist of such key employees
            ---------
(including officers) of the Company or any or all of its present or future majority owned subsidiaries as the Board of Directors in its sole discretion determines to be mainly responsible for the success and future growth and profitability of the Company and whom the Board of Directors may designate from time to time to receive Benefits under the Plan. Benefits may be granted under this Plan to persons who have received options or other Benefits under this or other plans of the Company.

        (b) Maximum Number.  The maximum number of shares with respect
            --------------
to which a Benefit may be granted or awarded to any participant in any one year of the Company shall not exceed one hundred fifty thousand (150,000) shares.

        (c) General Terms and Conditions.  The Committee shall
            ----------------------------
determine the time or times at which Benefits shall be granted or awarded, the number or amount of Benefits granted or awarded (subject to the limitation of this Section 3(b) above), and such other terms and conditions of the Benefits in addition to those set forth in this Plan which comply with applicable Internal Revenue Service, Securities and Exchange Commission, or other laws and regulations, all as the Committee deems appropriate.

     4. BENEFITS.

        (a) Types.  Benefits under the Plan may be granted in any one
            -----
or a combination of:

            (1) Stock Purchase Agreements.  Stock Purchase Agreements
                -------------------------
will consist of agreements for the present or future sale of Common Stock by the Company to a participant at such prices and on such terms and conditions as the Board or Committee deems appropriate.

            (2) Stock Awards or Bonuses.  Stock Awards or Bonuses will
                -----------------------
consist of shares of Common Stock transferred to participants with or without other payment therefor as a bonus for services rendered or to be rendered to the Company and its majority owned subsidiaries.

            (3) Stock Options (incentive stock options and
                ------------------------------------------
                non-qualified stock options with or without tax
                -----------------------------------------------
                offset bonuses and discounted stock options):
                --------------------------------------------

                (i)  Exercise Price.  Stock Options will consist of
                     --------------
options to purchase shares of Common Stock at purchase prices determined by the Board or Committee at the date such option is granted. Except regarding Incentive Stock Options, such option price may be less than the fair market value of Common Stock on the date of grant, but in no event shall the option price be less than the par value of the shares. The fair market value shall be the closing price per share of Common Stock on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System on the date of grant. If the Common Stock ceases to be listed on the NASDAQ National Market System, the Board or Committee shall designate an alternative method of determining the fair market value of the Common Stock.

                (ii)  Term.  Such options will be exercisable not later
                      ----
than ten years after the date they are granted and will terminate not later than three years after termination of employment for any reason other than death.

            (4) Stock Appreciation Rights:  Stock Appreciation Rights,
                -------------------------
granted in conjunction with a stock option, will consist of rights to receive an amount equal to the appreciation in fair market value since the date of grant in lieu of exercising the corresponding stock option.

            (5) Restricted Stock:  Restricted Stock will consist of
                ----------------
shares of Common Stock which are transferred to the participant but which carry restrictions such as a prohibition against disposition or an option to repurchase in the event of employment termination, and may be subject to a substantial risk of forfeiture. Shares of Restricted Stock may be granted to the participant at no charge, or they may be sold to the participant. Restrictions on the shares of stock may lapse over a period of time. As the restrictions lapse, the participant has
unrestricted shares which then may be sold or transferred.   If,
however, the restrictions are violated prior to their lapse, those shares still subject to such restrictions are forfeited by the participant, and must be returned to the Company.

            (6) Performance Unit Plans:  A Performance Unit Plan will
                ----------------------
provide for units, contingently granted, which entitle the participant to cash payments or their equivalent in shares of stock valued at the time of the grant (i.e., the unit value remains constant and does not fluctuate with changes in the market value of the stock), if predetermined objectives are met.

            (7) Performance Share Plans:  A Performance Share Plan will
                -----------------------
provide for artificial shares, contingently granted, which entitle the participant to actual shares of Common Stock or their cash equivalent at the time of payment (i.e., the unit value may appreciate or decline depending on future market value of the stock), if predetermined objectives are achieved.

            (8) Book Value Stock Plans:  A Book Value Stock Plan will
                ----------------------
permit the participant to purchase shares of Common Stock at book value. Such "book value" stock may be required to be resold to the Company upon termination of the employment relationship, or at other specified times at the then book value of the stock.

            (9) Annual Stock or Cash Incentive Plans.  An annual Stock
                ------------------------------------
or Cash Incentive Plan will allow the participant to receive, in addition to the participant's base salary, annual stock or cash bonuses (portions of which may be paid quarterly over the course of the fiscal year) based upon the financial performance of the Company or the considered discretion of the Board or Committee. The financial performance measurement for the stock or cash bonus will be determined by the Board or Committee. The maximum annual formula award may be fixed at up to one hundred fifty percent (150%) of the participant's base salary with the Board or Committee designating the percentage level of participation and maximum bonus for each officer of the Company while management designates the percentage level of participation and maximum bonus for other participants. The Board or Committee will determine whether the bonuses will be payable to participants in stock or cash or a combination of stock and cash.

        (b) Written Agreement.  Each grant or award of a Benefit shall
            -----------------
be evidenced by an appropriate written agreement, the form of which shall be consistent with the terms and conditions of the Plan and applicable law and shall be signed by an officer of the Company and the participant.

    5. SHARES RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan an aggregate of three million (3,000,000) shares of Common Stock (except as supplemented hereinafter provided in Section 8), $0.625 par value, which may be newly-issued shares, authorized but heretofore unissued shares or shares reacquired by the Company, including shares purchased on the open market. Any shares subject to the options, rights, agreements, plans, or awards as described hereinafter or issued under such options, rights, agreements, plans, or awards may thereafter be subject to new options, rights, agreements, plans or awards under this Plan if there is a lapse, expiration or termination of any such options, rights, agreements, plans or awards prior to issuance of the shares or payment of the equivalent or if shares are issued under such options, rights, agreements, plans, or awards, and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof; provided, however, issued shares reacquired by the Company may only be subject to new options, rights, agreements, plans, or awards if the participant received no benefit of ownership from the shares.

    6. FORM OF PAYMENT. Payments required, if any, upon a participant's exercise of Benefits under the Plan may be made in the form of: (a) cash; (b) Company stock; (c) a combination of Company stock and cash; or (d) such other forms or means which the Committee shall determine in its discretion and in such manner as is consistent with the Plan's purpose and applicable Internal Revenue Service, Securities and Exchange Commission, or other laws or regulations.

    7. WITHHOLDING TAXES. No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Benefit under the Plan or with respect to any exercise of any stock option granted under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld. Such withholding obligations may be settled with Common Stock, including Common Stock that is part of the award or that is received upon the exercise of the stock option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Company may establish such procedures as it deems appropriate, including the making of irrevocable elections or the timing of the use of Common Stock, for the settlement of its withholding obligations.

    8.  ADJUSTMENT PROVISIONS.

        (a) Changes in Capitalization. If the Company shall at any time
            -------------------------
change the number of issued shares of Common Stock without new consideration to the Company (by stock dividends, stock splits, or similar transactions), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding Benefit shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Benefit shall not be changed.

        (b) Reorganization, Sale, etc.  Benefits may also contain
            -------------------------
provisions for their continuation, acceleration, immediate vesting, or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, dissolution, liquidation, or similar occurrences.

            (1) Substitutions and Assumptions.  If the Company acquires
                -----------------------------
an entity which has issued stock options or other rights, which remain outstanding, the Company may substitute stock options or rights for options or rights of such entity, including options or other rights to acquire stock at less than 100% of the fair market price of the stock at grant. The number and kind of such stock options and other rights shall be determined by the Committee and the total number of shares reserved for issuance under this Plan shall be appropriately adjusted consistent with such determination and in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the Benefits granted to, or available for, present or future participants of this Plan. The number of shares reserved for issuance pursuant to Section 5 may be increased by the corresponding number of options or other benefits assumed and, in the case of a substitution, by the net increase in the number of shares subject to options or other benefits before and after the substitution.

    9. NONTRANSFERABILITY. Benefits (other than non-qualified stock options) granted under the Plan to an employee shall not be transferable by the participant otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and shall be exercisable, during the participant's lifetime, only by the participant; non-qualified stock options granted under the Plan to a participant may be assignable or transferable by the participant to or for the benefit of a member of the participant's family. In the event of the death of a participant during employment or prior to the termination of any Benefit held by the participant hereunder, each Benefit theretofore granted to the participant shall be exercisable or payable to the extent provided therein but not later than one year after the participant's death (and not beyond the stated duration of the Benefit). Any such exercise or payment shall be made only:

        (a) By or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Benefit shall pass by will or the laws of descent and distribution; and

        (b) To the extent, if any, that the deceased participant was entitled at the date of the participant's death.

    10. OTHER PROVISIONS. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Board or Committee determines appropriate, including without limitation, provisions for the installment purchase of Common Stock under such Benefits, provisions to assist the participant in financing the acquisition of Common Stock, provisions for prepayment at the participant's election of the purchase price of Common Stock under such Benefits, provisions for the forfeiture of, or restrictions on resale or other disposition of shares acquired under such Benefits, provisions giving the Company the right to repurchase shares acquired under any form of Benefit in the event the participant elects to dispose of such shares, provisions to comply with federal and state tax or securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan or written agreement.

    11. TENURE. A participant's right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by designation as a participant under the Plan.

    12. EMPLOYEES IN FOREIGN COUNTRIES. The Board or Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its subsidiaries may operate to assure the viability of the Benefits granted or awarded to employees employed in such countries and to meet the objectives of the Plan.

    13. DURATION, AMENDMENT AND TERMINATION. No Benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any Benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, or under any future plan of the Company, Benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any Benefits previously granted such participant under this Plan, or any benefit previously or thereafter granted to him under any future plan of the Company. The Board or Committee may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (i) increase the total number of shares which may be issued under the Plan or increase the amount or type of Benefits that may be granted under the Plan; (ii) change the minimum purchase price, if any, of shares of Common stock which may be made subject to Benefits under the Plan; or (iii) modify the requirements as to eligibility for Benefits under the Plan.

    14. UNFUNDED STATUS OF PLAN. It is presently intended that the Plan constitute an "unfunded" plan for incentive compensation. The Board or Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Board or Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

    15. SHAREHOLDER APPROVAL. The Plan has been adopted by the Board of Directors on March 20, 2002, and shall be effective upon approval by the shareholders of the Company. Such adoption shall be null and void if shareholder approval is not obtained within twelve months of the adoption of the Plan by the Board of Directors.